Execution Copy

SECOND LEASE AMENDMENT AGREEMENT

This Second Lease Amendment Agreement (this  "Amendment") is dated as of June 16,  2021 (the  "Effective Date"), by and between STAMFORD WASHINGTON OFFICE LLC, a Delaware limited liability company, with an address at c/o George Comfort & Sons, Inc., 200  Madison Avenue, New York, New York  10016 ("Landlord"), and WORLD WRESTLING ENTERTAINMENT,  INC., a Delaware corporation, having an address at 1241 East Main Street, Stamford, Connecticut  06902 ("Tenant").

W I T N E S S E T H  :

WHEREAS, pursuant to that certain Agreement of Lease dated March 7, 2019, as amended and/or supplemented by that certain Landlord Delivery Work Notice dated April 29, 2019, and by that certain Commencement Date Letter dated June 26, 2019, and by that certain Landlord Delivery Work Notice dated June 26, 2019, and by that certain Tenant Delay Notice dated October 24, 2019, and by that certain Letter Agreement re: Landlord's Work Credits dated December 16, 2019, and by that certain Lease Amendment Agreement dated November 25, 2020 (said Agreement of Lease, as so amended and/or supplemented, collectively, the "Lease"), Landlord leases unto Tenant certain premises more particularly described therein, constituting the interior area comprising the lobby and the interior rentable areas comprising the entire fifth (5th), sixth (6th), and seventh (7th) floors of the Pavilion Building (collectively, the "Pavilion Premises"), and the interior rentable areas comprising the entire sixth (6th), seventh (7th), twelfth (12th), and thirteenth (13th) floors of the Tower Building (collectively, the "Tower Premises"; which Tower Premises, together with the Pavilion Premises, are collectively referred to as the "Premises") consisting of a total of 415,266 rentable square feet of space, for a term that commenced on July 1, 2019 and is scheduled to expire on December 31, 2035, unless sooner terminated or otherwise extended pursuant to the terms of the Lease (said Lease term, as same may be so terminated or extended, hereinafter referred to as the "Term"); and

WHEREAS, as part of Landlord's Post-Delivery Work, Landlord was required to remove and slab over the escalator in the fifth (5th) floor of the Pavilion Building (the "Escalator Removal Work");

WHEREAS, Tenant subsequently elected to maintain such escalator and, accordingly, Landlord was not required to perform the Escalator Removal Work, with Tenant accepting delivery of the Premises with such escalator in its original location;

WHEREAS, Tenant now desires to perform such Escalator Removal Work and Landlord is willing to approve and permit Tenant's performance of  same, subject to the terms hereof; and

WHEREAS, Landlord and Tenant now desire that the Lease be appropriately amended.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, as of the

Effective Date, notwithstanding anything to the contrary contained in the Lease or in any other agreements between the parties:

1.General Definitions.  Capitalized terms used but not separately defined in this Amendment shall have their respective meanings used in the Lease.

2.Escalator Removal Work.

(a)Performance of Escalator Removal Work.  Subject to the terms hereof and notwithstanding Section 1(b)(ix) of Exhibit F to the Lease, Tenant shall perform the Escalator Removal Work, at Tenant's sole cost and expense.  Such Escalator Removal Work shall include, without limitation, the removal and slabbing over of the existing escalator, construction of a demising wall between the Pavilion Premises and the Pavilion Building Common Area, and any and all work necessary to build-out and finish the Pavilion Building Common Area affected by such Escalator Removal Work.  The Escalator Removal Work shall be performed in accordance with (i) the standards for Tenant's Work set forth in the Lease (including, without limitation, Exhibit G thereto), (ii) the drawings (and/or schematic demising plan) attached hereto as Exhibit A, and  (iii) final plans and specifications and a construction schedule to be approved by Landlord in its reasonable discretion.  The final design of the demising wall between the Pavilion Premises and the Pavilion Building Common Area shall be subject to Landlord's reasonable approval to ensure conformity with the branding of the Pavilion Building, the Tower Building, the Complex and the Cafeteria.    For purposes of clarification, this Amendment (and Tenant's performance of the Escalator Removal Work) shall not change, in any manner, (i) the rentable area of the Pavilion Premises, (ii) the Tenant's Proportionate Pavilion Share, (iii) the Pavilion Building's Share,  (iv) the Fixed Rent for the Pavilion Premises, (v) the calculation of Tenant's Additional Rent under Article 6 of the Lease for the Pavilion Premises, or (vi) the amount of the Tenant Improvement Allowance.

(b)Signage/Furniture.  Landlord's sole responsibility with respect to the Escalator Removal Work shall be to install, at Landlord's election: (i) directional signage on the demising wall between the Pavilion Premises and the Pavilion Building Common Area; and/or (ii) furniture in the Pavilion Building Common Area affected by the Escalator Removal Work; provided, however, that such furniture and signage installation work shall not be a Landlord obligation, but instead shall be performed at Landlord's sole election and discretion.

(c)Indemnity.  Except for any work that Landlord elects to perform pursuant to Section 2(b) above, the Escalator Removal Work shall be performed by Tenant at Tenant's sole cost and risk.  Tenant hereby agrees to indemnify, defend and hold Landlord (and Landlord's employees and agents) harmless from and against any and all claims, liabilities, reasonable costs, damages or expenses (including, without limitation, reasonable attorney's fees and disbursements) arising from or in connection with the installation, performance or nonperformance of the Escalator Removal Work or Tenant's breach of any of its obligations under this Amendment.

3.Further Assurances.  Landlord and Tenant each hereby agree, at either party's written request, at any time and from time to time, and without charge, to execute and deliver any commercially reasonable instruments and to perform such commercially reasonable acts as may be requested by either party to carry out the intent of this Amendment, so long as any of the foregoing do not materially increase either  party's costs, liabilities or obligations hereunder or materially decrease either party's rights hereunder.

4.Brokerage.  Tenant and Landlord hereby warrant and represent to the other that it has dealt with no broker(s), agents or consultants in connection with this Amendment, and each hereby agrees to indemnify, defend and hold the other harmless from and against any and all claims, costs or liabilities (including, without limitation, reasonable attorneys' fees and costs) for any brokerage commissions or other compensation asserted by any broker(s), agent(s), consultant(s) or party(ies) claiming to represent the indemnifying party for any commissions or compensation with respect to this Amendment.  Landlord's and Tenant's obligations under this Section shall survive the Term.

5.Consents.   Landlord represents and warrants to Tenant that all third-party and affiliated-party consents to, or approvals, of  this Amendment have been obtained by Landlord and are in full force and effect.

6.Miscellaneous.   This Amendment (and/or the Lease) shall not be modified or amended except by written agreement executed by both parties hereto.  All understandings and agreements previously made between the parties are merged in this Amendment, which, together with the Lease, alone fully and completely expresses the agreement between Landlord and Tenant.  As hereby amended, Landlord and Tenant hereby ratify and confirm the Lease, which shall continue in full force and effect, subject to and in accordance with its terms.  If any provision or portion of this Amendment is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, regulation, administrative decision, or public policy, and if such court should declare such provision, or portion thereof, to be illegal, invalid, void or unenforceable as written, then it is the intention of the parties hereto that any such provision or portion thereof shall be given force to the fullest extent that it is legal, valid and enforceable, and the remainder of this Amendment shall be construed as if such illegal, invalid, unlawful void or unenforceable provision, or portion thereof, were not contained herein.  In the event of any conflicts or inconsistencies between the terms of the Lease, and the terms of this Lease (as amended by this Amendment), the terms of this Lease (as amended by this Amendment) shall govern and control in each instance.  This Amendment shall bind and inure to the benefit of the parties hereto, and their respective successors and assigns.  This Amendment shall not be binding on any party until both parties have executed and delivered duplicate counterparts of this Amendment.  This Amendment, along with the Lease, constitutes the entire agreement between the parties regarding the subject matters set forth herein, and no prior or contemporaneous agreements shall be of any force or effect.  This Amendment may be executed in individual, duplicate counterparts, which counterparts shall be deemed one and the same instrument.  This Amendment may also be executed and transmitted via facsimile, email or PDF, and any faxed, emailed or PDF'd signatures shall be deemed original signatures.  This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut.  The parties hereto consent to the non-exclusive jurisdiction of the State and Federal Courts located in the State of Connecticut.  Each party hereby warrants and represents that the person signing this Amendment on behalf of such party has full power and authority to do so and that such execution of this

Amendment on behalf of such party has been duly authorized by all necessary and proper action of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

LANDLORD:

STAMFORD WASHINGTON OFFICE LLC

By: /s/ PETER S. DUNCAN

Peter S. Duncan

Its Manager, duly authorized and empowered

TENANT:

WORLD WRESTLING ENTERTAINMENT, INC.

By: /s/ JANINE SCHLIERF

Janine Schlierf

Its VP, Facilities, duly authorized and empowered

[Second Lease Amendment Agreement]

Exhibit A

Escalator Removal Work Drawings

WWE AREA
COMMON AREA
25'-10 3/4"
10'-0"
13'-7"
9'-8"
MATCHLINE C
10.3
10
9
8.1
8
7.5
7.3
7
6
4.9
4.8
4.7
4.4
2
1.9
S
R.3
R
Q.6
Q.5
Q.3
Q
P.8
P.5
P
N.6
N.5
N.4

World Wrestling Entertainment, Inc.

707 Washington Blvd - 5th Floor Demarcation

Gensler

04/16/2021

Exhibit A - 1